Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 18, 2007, accompanying the consolidated financial statements of SuperCom Ltd. (“SuperCom”) and its subsidiaries included in Form 6-K (file no. 000-50790, dated April 18, 2007) of SuperCom. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form F-3 filed by On Track Innovations Ltd., on April 24, 2007 and to the use of our name as it appears under the caption “Experts”.

/s/ Fahn Kanne & Co. Fahn Kanne & Co. Certified Public Accountants (Isr.)

Tel-Aviv, Israel
April 24, 2007